Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES THIRD QUARTER 2016
FINANCIAL RESULTS
Total Revenues Increased 10% to $374 Million
Initiated Rolling NDA Submission for Vyxeos (CPX-351)

DUBLIN, November 8, 2016 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the third quarter of 2016 and updated financial guidance for 2016.
“We have made substantial progress towards achieving our corporate objectives for 2016, delivering solid top-line growth in our commercial business, investing in broadening our hematology/oncology portfolio with the completion of the Celator acquisition and increasing our investments in R&D,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “In the third quarter, we began a rolling NDA submission for Vyxeos for the treatment of acute myeloid leukemia, and we are pleased with the achievement of important clinical milestones, advancement of key R&D programs and expansion of our clinical development portfolio, all of which support our goal of developing and commercializing meaningful therapies for patients while building shareholder value.”
GAAP net income attributable to Jazz Pharmaceuticals plc for the third quarter of 2016 was $87.1 million, or $1.41 per diluted share, compared to $88.0 million, or $1.39 per diluted share, for the third quarter of 2015.
Adjusted net income attributable to Jazz Pharmaceuticals plc for the third quarter of 2016 was $158.5 million, or $2.57 per diluted share, compared to $159.3 million, or $2.52 per diluted share, for the third quarter of 2015. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included in this press release.

Financial Highlights

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands, except per share amounts and percentages)	2016	2015	Change	2016	2015	Change
Total revenues	$374,181	$340,872	9.8%	$1,091,352	$983,922	10.9%
GAAP net income attributable to Jazz Pharmaceuticals plc	$87,145	$87,960	(0.9)%	$272,548	$246,774	10.4%
Adjusted net income attributable to Jazz Pharmaceuticals plc[1]	$158,470	$159,302	(0.5)%	$453,931	$418,968	8.3%
GAAP EPS attributable to Jazz Pharmaceuticals plc	$1.41	$1.39	1.4%	$4.40	$3.91	12.5%
Adjusted EPS attributable to Jazz Pharmaceuticals plc[1]	$2.57	$2.52	2.0%	$7.32	$6.64	10.2%
____________________________

1.
Commencing with the second quarter of 2016, the company modified the calculation of its non-GAAP income tax provision in connection with the Securities and Exchange Commission’s May 2016 guidance pertaining to non-GAAP financial measures. This modification is reflected in the company’s 2015 and 2016 non-GAAP interim period results and full-year 2016 financial guidance. See “Non-GAAP Financial Measures” below. The modification did not have a material effect on the adjusted net income attributable to Jazz Pharmaceuticals plc or adjusted EPS for the three months ended September 30, 2015. The modification resulted in the reduction of adjusted net income attributable to Jazz Pharmaceuticals plc by $17.6 million, or $0.28 per diluted share, compared to the amount previously reported for the nine months ended September 30, 2015.

Total Revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2016	2015	2016	2015
Xyrem® (sodium oxybate) oral solution	$285,907	$242,899	$816,412	$703,435
Erwinaze® / Erwinase® (asparaginase Erwinia chrysanthemi)	42,986	56,317	143,907	152,821
Defitelio® (defibrotide sodium) / defibrotide	28,137	19,639	79,280	52,259
Prialt® (ziconotide) intrathecal infusion	8,783	6,042	23,065	19,944
Psychiatry	3,875	9,910	14,744	28,375
Other	1,933	3,947	7,239	21,061
Product sales, net	371,621	338,754	1,084,647	977,895
Royalties and contract revenues	2,560	2,118	6,705	6,027
Total revenues	$374,181	$340,872	$1,091,352	$983,922
Net product sales increased 10% in the third quarter of 2016 compared to the same period in 2015 due to higher net product sales of Xyrem and Defitelio.
Xyrem net product sales increased 18% in the third quarter of 2016 compared to the same period in 2015.
Erwinaze/Erwinase net product sales decreased 24% in the third quarter of 2016 compared to the same period in 2015 due to an Erwinaze supply interruption in the U.S. late in the third quarter of 2016. The company expects that it will continue to experience Erwinaze inventory and supply challenges, which have resulted, and are expected to continue to result, in temporary disruptions in the company's ability to supply certain markets, including the U.S.
Defitelio/defibrotide net product sales increased $8.5 million in the third quarter of 2016 compared to the same period in 2015 primarily due to net sales of $7.1 million in the U.S.

Operating Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2016	2015	2016	2015
GAAP:
Cost of product sales	$24,311	$28,385	$71,730	$78,496
Gross margin	93.5%	91.6%	93.4%	92.0%
Selling, general and administrative	$124,368	$104,044	$375,751	$323,564
% of total revenues	33.2%	30.5%	34.4%	32.9%
Research and development	$47,796	$50,784	$118,139	$105,798
% of total revenues	12.8%	14.9%	10.8%	10.8%
Acquired in-process research and development	$15,000	$—	$23,750	$—

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2016	2015	2016	2015
Non-GAAP adjusted:
Cost of product sales	$22,963	$27,599	$68,620	$76,243
Gross margin	93.8%	91.9%	93.7%	92.2%
Selling, general and administrative	$94,534	$84,502	$296,633	$268,013
% of total revenues	25.3%	24.8%	27.2%	27.2%
Research and development	$43,323	$22,998	$106,847	$70,661
% of total revenues	11.6%	6.7%	9.8%	7.2%
Operating expenses changed over the prior year period primarily due to the following:

•
Selling, general and administrative (SG&A) expenses increased in the third quarter of 2016 compared to the same period in 2015 on a GAAP and on a non-GAAP adjusted basis, primarily due to higher headcount and other expenses resulting from the expansion of the company’s business. The increase on a GAAP basis was also driven by transaction and integration costs related to the Celator acquisition.

•
Research and development (R&D) expenses on a GAAP basis decreased by $3.0 million in the third quarter of 2016 compared to the same period in 2015. R&D expenses on a non-GAAP adjusted basis increased by $20.3 million primarily due to increased expenses for the development of JZP-110; increasing investments in line extensions for the company's existing products, including oxybate-related R&D programs and the initiation of a clinical study of defibrotide for the prevention of veno-occlusive disease (VOD); and costs related to the rolling new drug application (NDA) submission for VyxeosTM(cytarabine and daunorubicin liposome injection). The decrease in R&D expenses on a GAAP basis was primarily due to a $25.0 million milestone expense in the third quarter of 2015 in connection with the acceptance for filing by the U.S. Food and Drug Administration (FDA) of the NDA for defibrotide, which was partially offset by the project related costs described above.

•
Acquired in-process research and development expense in the third quarter of 2016 related to upfront and option payments to Pfenex Inc. under an agreement in which the company was granted worldwide rights to develop and commercialize multiple early-stage hematology product candidates.

Cash Flow and Balance Sheet
As of September 30, 2016, cash, cash equivalents and investments were $426.0 million, and the outstanding principal balance of the company’s long-term debt was $2.3 billion. Cash, cash equivalents and investments decreased from December 31, 2015 primarily due to the acquisition of Celator for approximately $1.5 billion, repurchases under the company’s share repurchase program and a $150.0 million milestone payment triggered by FDA approval of Defitelio on March 30, 2016, partially offset by borrowings of $1.0 billion under the company's revolving credit facility and cash flows from operations of $409.8 million.
During the nine months ended September 30, 2016, the company repurchased 2.1 million ordinary shares for $259.8 million, at an average cost of $125.65 per ordinary share, under a share repurchase program approved in November 2015. This share repurchase program was completed in September 2016. The company's board of directors has authorized a new share repurchase program under which the company is authorized to repurchase a number of ordinary shares having an aggregate purchase price of up to $300 million. Under the new program, which has no expiration date, the company may repurchase ordinary shares from time to time on the open market. The timing and amount of repurchases will depend on a variety of factors, including the price of the company's ordinary shares, alternative investment opportunities, restrictions under the company's credit agreement, corporate and regulatory requirements and market conditions. The new share repurchase program may be modified, suspended or discontinued at any time without prior notice.

Recent Developments
In September 2016, the company completed patient enrollment for its two Phase 3 studies evaluating JZP-110 in excessive sleepiness associated with obstructive sleep apnea.
In September 2016, the company initiated the rolling NDA submission to the FDA for Vyxeos for the treatment of acute myeloid leukemia. Vyxeos has received FDA orphan drug designation for the treatment of AML and was granted breakthrough therapy designation for treatment of adults with therapy-related AML or AML with myelodysplasia-related changes.
During the third quarter of 2016, the company activated clinical sites in the Phase 3 study of defibrotide for the prevention of VOD in high-risk patients following hematopoietic stem cell transplantation.
In November 2016, the company completed enrollment in the Phase 3 study of Xyrem in pediatric narcolepsy patients with cataplexy.

2016 Financial Guidance
Jazz Pharmaceuticals is updating its full year 2016 financial guidance as follows (in millions, except per share amounts and percentages):

Revenues	$1,485-$1,530
Total net product sales	$1,477-$1,522
-Xyrem net sales*	$1,100-$1,125
-Erwinaze/Erwinase net sales	$190-$215
-Defitelio/defibrotide net sales*	$105-$120
GAAP gross margin %	93%
Non-GAAP adjusted gross margin %[1,4]	93%
GAAP SG&A expenses*	$492-$517
Non-GAAP adjusted SG&A expenses*,2,4	$395-$405
GAAP R&D expenses*	$159-$171
Non-GAAP adjusted R&D expenses*,3,4	$145-$155
GAAP net income per diluted share	$5.66-$6.56
Non-GAAP adjusted net income per diluted share[4]	$9.90-$10.30
____________________________
* Updated November 8, 2016.

1.	Excludes $5 million of share-based compensation expense from estimated GAAP gross margin.

2.
Excludes $78-$86 million of share-based compensation expense, $13-$20 million of transaction and integration related costs and $6 million of expenses related to certain legal proceedings and restructuring from estimated GAAP SG&A expenses.

3.	Excludes $14-$16 million of share-based compensation expense from estimated GAAP R&D expenses.

4.
See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of GAAP to Non-GAAP Adjusted 2016 Net Income Guidance" provided on the last page of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business and financial update and discuss its 2016 third quarter results. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 353 7924 in the U.S., or +1 503 343 6056 outside the U.S., and entering passcode 95431988.
A replay of the conference call will be available through November 15, 2016 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 95431988. An archived version of the webcast will be available for at least one week in the Investors & Media section of the company's website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs. The company has a diverse portfolio of products and product candidates with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi) and Defitelio® (defibrotide sodium) in the U.S. and markets Erwinase® and Defitelio® (defibrotide) in countries outside the U.S. For more information, please visit www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc (and the related per share measure) and its line item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line item components exclude from reported GAAP net income (and the related per share measure) and its line item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the tax effect of non-GAAP adjustments and, for the comparable 2015 periods, adjust for the amount attributable to noncontrolling interests. In this regard, the components of non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc, including non-GAAP cost of product sales, non-GAAP selling, general and administrative expenses and non-GAAP research and development expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.
The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, the company believes that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts' ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the company uses in assessing its own operating performance and making operating decisions.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s condensed consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. In this regard, the company modified the calculation of its non-GAAP income tax provision commencing in the second quarter of 2016 and accordingly, the income tax effect of the adjustments between GAAP reported and non-GAAP adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). For purposes of comparability, the non-GAAP income tax provision and the corresponding income tax adjustment to arrive at non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc (and the related per share measures) for the comparable 2015 periods are presented on the same basis. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial and operating results, including 2016 financial guidance, the company’s goal of developing and commercializing new therapies for patients and building shareholder value, the company’s expectation for continuing Erwinaze manufacturing, inventory and supply challenges, potential share repurchases and other statements that are not historical facts. These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining or increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition or other competitive products; regulatory restrictions and requirements applicable to Xyrem and ongoing patent litigation and related proceedings; effectively commercializing the company’s other products and product candidates; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; the difficulty and uncertainty of pharmaceutical product development and the uncertainty of clinical success; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired businesses such as Celator Pharmaceuticals, Inc.; potential restrictions on the company’s ability and flexibility to pursue share repurchases and future strategic opportunities as a result of its substantial outstanding debt obligations; the ability to achieve expected future financial performance and results; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and future filings and reports by the company, including the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.  Other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated.  The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise.  The company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Product sales, net	$371,621	$338,754	$1,084,647	$977,895
Royalties and contract revenues	2,560	2,118	6,705	6,027
Total revenues	374,181	340,872	1,091,352	983,922
Operating expenses:
Cost of product sales (excluding amortization of intangible assets)	24,311	28,385	71,730	78,496
Selling, general and administrative	124,368	104,044	375,751	323,564
Research and development	47,796	50,784	118,139	105,798
Acquired in-process research and development	15,000	—	23,750	—
Intangible asset amortization	26,453	26,127	75,832	74,472
Total operating expenses	237,928	209,340	665,202	582,330
Income from operations	136,253	131,532	426,150	401,592
Interest expense, net	(18,498)	(12,650)	(42,811)	(44,707)
Foreign currency loss	(749)	(977)	(1,568)	(646)
Loss on extinguishment and modification of debt	(638)	—	(638)	(16,815)
Income before income tax provision and equity in loss of investee, net of tax	116,368	117,905	381,133	339,424
Income tax provision	29,120	29,945	108,482	92,651
Equity in loss of investee, net of tax	103	—	103	—
Net income	87,145	87,960	272,548	246,773
Net loss attributable to noncontrolling interests, net of tax	—	—	—	(1)
Net income attributable to Jazz Pharmaceuticals plc	$87,145	$87,960	$272,548	$246,774

Net income attributable to Jazz Pharmaceuticals plc per ordinary share:
Basic	$1.44	$1.43	$4.49	$4.04
Diluted	$1.41	$1.39	$4.40	$3.91
Weighted-average ordinary shares used in per share calculations - basic	60,437	61,435	60,692	61,145
Weighted-average ordinary shares used in per share calculations - diluted	61,644	63,154	61,983	63,072

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$366,567	$988,785
Investments	59,418	—
Accounts receivable, net of allowances	238,072	209,685
Inventories	32,351	19,451
Prepaid expenses	23,304	20,699
Other current assets	24,517	19,047
Total current assets	744,229	1,257,667
Property and equipment, net	99,898	85,572
Intangible assets, net	3,110,439	1,185,606
Goodwill	927,993	657,139
Deferred tax assets, net, non-current	—	122,863
Deferred financing costs	10,258	7,209
Other non-current assets	37,764	27,548
Total assets	$4,930,581	$3,343,604
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,626	$21,807
Accrued liabilities	172,418	164,070
Current portion of long-term debt	36,094	37,587
Income taxes payable	5,222	1,808
Deferred revenue	1,499	1,370
Total current liabilities	232,859	226,642
Deferred revenue, non-current	2,881	3,721
Long-term debt, less current portion	2,147,379	1,150,857
Deferred tax liability, net, non-current	725,358	294,485
Other non-current liabilities	106,101	69,253
Total shareholders’ equity	1,716,003	1,598,646
Total liabilities and shareholders’ equity	$4,930,581	$3,343,604

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP reported net income attributable to Jazz Pharmaceuticals plc	$87,145	$87,960	$272,548	$246,774
Intangible asset amortization	26,453	26,127	75,832	74,472
Share-based compensation expense	24,874	23,114	74,490	67,233
Upfront and milestone payments	15,000	25,000	23,750	25,000
Transaction and integration related costs	10,781	—	12,970	155
Expenses related to certain legal proceedings and restructuring	—	—	6,060	553
Non-cash interest expense	5,642	5,300	16,418	17,348
Loss on extinguishment and modification of debt	638	—	638	16,815
Income tax effect of adjustments (1)	(12,063)	(8,199)	(28,775)	(29,380)
Adjustments for amount attributable to noncontrolling interests (2)	—	—	—	(2)
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$158,470	$159,302	$453,931	$418,968

GAAP reported net income attributable to Jazz Pharmaceuticals plc per diluted share	$1.41	$1.39	$4.40	$3.91
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share (3)	$2.57	$2.52	$7.32	$6.64
Weighted-average ordinary shares used in diluted per share calculations	61,644	63,154	61,983	63,072
_____________________________

(1)
The income tax effect of the adjustments between GAAP reported and non-GAAP adjusted net income takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).

(2)	The noncontrolling interests’ share of the above adjustments as applicable.

(3)
Commencing with the company's earnings release for the second quarter of 2016, the company modified the calculation of its non-GAAP income tax provision. The modification did not have a material effect on non-GAAP adjusted EPS for the three months ended September 30, 2015. The modification resulted in the reduction of non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share of $0.28 compared to the amount previously reported for the nine months ended September 30, 2015. See “Non-GAAP Financial Measures”.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	September 30, 2016				September 30, 2015
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$374,181	$—		$374,181	$340,872	$—		$340,872
Cost of product sales (excluding amortization of intangible assets)	24,311	(1,348)	(a)	22,963	28,385	(786)	(a)	27,599
Selling, general and administrative	124,368	(29,834)	(b)	94,534	104,044	(19,542)	(b)	84,502
Research and development	47,796	(4,473)	(c)	43,323	50,784	(27,786)	(c)	22,998
Acquired in-process research and development	15,000	(15,000)		—	—	—		—
Intangible asset amortization	26,453	(26,453)		—	26,127	(26,127)		—
Interest expense, net	18,498	(5,642)	(d)	12,856	12,650	(5,300)	(d)	7,350
Foreign currency loss	749	—		749	977	—		977
Loss on extinguishment and modification of debt	638	(638)		—	—	—		—
Income before income tax provision and equity in loss of investee, net of tax	116,368	83,388	(e)	199,756	117,905	79,541	(e)	197,446
Income tax provision	29,120	12,063	(f)	41,183	29,945	8,199	(f)	38,144
Effective tax rate (g)	25.0%			20.6%	25.4%			19.3%
Equity in loss of investee, net of tax	103	—		103	—	—		—
Net income	$87,145	$71,325	(h)	$158,470	$87,960	$71,342	(h)	$159,302
Net income per diluted share	$1.41			$2.57	$1.39			$2.52

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Nine Months Ended
	September 30, 2016				September 30, 2015
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$1,091,352	$—		$1,091,352	$983,922	$—		$983,922
Cost of product sales (excluding amortization of intangible assets)	71,730	(3,110)	(i)	68,620	78,496	(2,253)	(i)	76,243
Selling, general and administrative	375,751	(79,118)	(j)	296,633	323,564	(55,551)	(j)	268,013
Research and development	118,139	(11,292)	(k)	106,847	105,798	(35,137)	(k)	70,661
Acquired in-process research and development	23,750	(23,750)		—	—	—		—
Intangible asset amortization	75,832	(75,832)		—	74,472	(74,472)		—
Interest expense, net	42,811	(16,418)	(d)	26,393	44,707	(17,348)	(d)	27,359
Foreign currency loss	1,568	—		1,568	646	—		646
Loss on extinguishment and modification of debt	638	(638)		—	16,815	(16,815)		—
Income before income tax provision and equity in loss of investee, net of tax	381,133	210,158	(l)	591,291	339,424	201,576	(l)	541,000
Income tax provision	108,482	28,775	(f)	137,257	92,651	29,380	(f)	122,031
Effective tax rate (g)	28.5%			23.2%	27.3%			22.6%
Equity in loss of investee, net of tax	103	—		103	—	—		—
Net income	272,548	181,383	(m)	453,931	246,773	172,196	(m)	418,969
Net income (loss) attributable to noncontrolling interests, net of tax	—	—	(n)	—	(1)	2	(n)	1
Net income attributable to Jazz Pharmaceuticals plc	$272,548	$181,383	(o)	$453,931	$246,774	$172,194	(o)	$418,968
Net income attributable to Jazz Pharmaceuticals plc per diluted share	$4.40			$7.32	$3.91			$6.64
_____________________________
Explanation of Adjustments and Certain Line Items (in thousands):

(a)	Share-based compensation expense of $1,307 and $786 and transaction and integration related costs of $41 and $0 for the three months ended September 30, 2016 and 2015, respectively.

(b)	Share-based compensation expense of $19,511 and $19,542 and transaction and integration related costs of $10,323 and $0 for the three months ended September 30, 2016 and 2015, respectively.

(c)
Share-based compensation expense of $4,056 and $2,786, transaction and integration related costs of $417 and $0 and milestone of $0 and $25,000 for the three months ended September 30, 2016 and 2015, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three- and nine-month periods.

(e)
Sum of adjustments (a) through (d) plus the adjustments for acquired in-process research and development, intangible asset amortization and loss on extinguishment and modification of debt, as applicable, for the respective three-month period.

(f)
Income tax effect of the adjustments between GAAP reported and non-GAAP adjusted net income takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s) in the respective three-and nine-month periods.

(g)	Income tax provision divided by income before income tax provision and equity in loss of investee, net of tax, for the respective three- and nine-month periods.

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)
Share-based compensation expense of $2,959 and $2,253, expenses related to certain legal proceedings and restructuring of $110 and $0 and transaction and integration related costs of $41 and $0 for the nine months ended September 30, 2016 and 2015, respectively.

(j)
Share-based compensation expense of $60,664 and $54,843, expenses related to certain legal proceedings and restructuring of $5,950 and $553 and transaction and integration related costs of $12,504 and $155 for the nine months ended September 30, 2016 and 2015, respectively.

(k)
Share-based compensation expense of $10,867 and $10,137, transaction and integration related costs of $425 and $0 and milestone of $0 and $25,000 for the nine months ended September 30, 2016 and 2015, respectively.

(l)
Sum of adjustments (i), (j), (k) and (d) plus the adjustments for acquired in-process research and development expenses, intangible asset amortization and loss on extinguishment and modification of debt, as applicable, for the respective nine-month period.

(m)	Net of adjustments (l) and (f) for the respective nine-month period.

(n)	Adjustments for amount attributable to noncontrolling interests for the respective nine-month period.

(o)	Net of adjustments (m) and (n) for the respective nine-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2016 NET INCOME GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income	$351 - $407
Intangible asset amortization	100 - 110
Share-based compensation expense	97 - 107
Upfront and milestone payments	24
Transaction and integration related costs*	13 - 20
Expenses related to certain legal proceedings and restructuring	6
Non-cash interest expense	20 - 24
Loss on extinguishment and modification of debt*	1
Income tax effect of adjustments	(37) - (27)
Non-GAAP adjusted net income	$615 - $640

GAAP net income per diluted share	$5.66-$6.56
Non-GAAP adjusted net income per diluted share	$9.90-$10.30

Weighted-average ordinary shares used in per share calculations	62
_____________________________
* Updated November 8, 2016.

Contacts:
Investors
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7887
U.S., + 1 650 496 2717

Media
Laurie Hurley
Vice President, Corporate Affairs
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7894
U.S., + 1 650 496 2796